Exhibit 99.1

Fennec Announces Proposed Public Offering of Common Shares

Research Triangle Park, N.C., April 29, 2020 – Fennec Pharmaceuticals Inc. (NASDAQ:FENC) (TSX:FRX), a specialty pharmaceutical company focused on the development of PEDMARKTM (a unique formulation of sodium thiosulfate) for the prevention of platinum-induced ototoxicity from cisplatin in pediatric cancer patients, today announced that it intends to offer its common shares in an underwritten public offering. In addition, Fennec intends to grant the underwriters a 30-day option to purchase up to an additional 15% of its common shares offered in the public offering.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the proposed offering. Wedbush PacGrow is acting as the co-manager.

The common shares are being offered by the Company pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The offering will be made only by means of a prospectus. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when filed with the SEC, may also be obtained from Cantor Fitzgerald & Co., 499 Park Avenue, 6th Floor, New York, NY 10022, Attn: Capital Markets Department, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities will not be offered or sold, directly or indirectly, in Canada or to any resident of Canada.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the development of PEDMARK™ for the prevention of platinum-induced ototoxicity in pediatric patients.   Further, PEDMARK has received Orphan Drug Designation in the U.S. for this potential use. The FDA has accepted for filing the Company’s New Drug Application (NDA) for PEDMARK™ and has granted Priority Review. Fennec has a license agreement with Oregon Health and Science University (OHSU) for exclusive worldwide license rights to intellectual property directed to sodium thiosulfate and its use for chemoprotection, including the prevention of ototoxicity induced by platinum chemotherapy, in humans.

Forward Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. These forward-looking statements include, among other things, statements regarding the Company’s expectations on the timing, size and completion of the offering. Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including such risks as unforeseen global instability, including political instability, or instability from an outbreak of pandemic or contagious disease, such as the novel coronavirus (COVID-19), or surrounding the duration and severity of an outbreak, that regulatory and guideline developments may change, scientific data may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s product will not be as large as expected, the Company’s product will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital requirements, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019. Fennec Pharmaceuticals Inc. disclaims any obligation to update these forward-looking statements except as required by law.

For further information, please contact:

Investors:

Rosty Raykov

Chief Executive Officer

Fennec Pharmaceuticals Inc.

(919) 636-5144